UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2012

NOVATION HOLDINGS, INC.

(a Delaware Corporation)

001-33090	98-0413066
(Commission File Number)	(IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201
Boca Raton, FL 33431
(Registrant’s address, including zip code)

(321) 452-9091
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 6, 2012, we completed the acquisition of Casita de los Ninos, LLC, with an effective closing date of November 29, 2012, and Casita de los Ninos has become a wholly-owned subsidiary.  Casita de los Niños, LLC is a California limited liability company doing business as Immersion House™ (www.immersionhouse.com) which is devoted to helping children and their families learn new languages and gain cultural experiences in those targeted languages. Casita de los Niños is the flagship company for Immersion House. Casita was launched in 2009 in Northern California (Bay Area) and focuses on teaching children Spanish through learning centers and various after school enrichment programs. Immersion House learning centers, products, publications, media, partnerships, resources, and instructors are all committed to one goal: to provide the best “immersive” experience so that students and their families can learn to: Think Global, Act Global, and Be Global.  Immersion House differs from other learning language programs in the way that it “immerses” students in the target language they are learning. When students enter our learning centers they are transported into the “world” of that language. They experience the sights, sounds, and tastes of the target language they are learning. When students eat, bake, converse, play, and interact with native speakers (instructors and children), they not only learn the language, they experience its people, culture, and traditions.

Paul Bliss, President, and Christy Bliss, are the founders of Immersion House™ and will remain as management after the acquisition.  The plan is to expand both the language experiences offered and the geographic locations of Immersion House™ learning centers under the infrastructure guidance of the Company.

The Company acquired Casita de Los Niños, LLC from Élan Health Services, Inc., which had acquired it in March, 2012.  The consideration for the Acquisition was the issuance of one million shares of convertible preferred stock having a stated value of $100,000 at inception, carrying voting power equal to 51 percent of the total voting power of all classes of stock, a dividend preference equal to $0.01 per share, an a conversion option into shares of common stock valued at the time of conversion at 1 million dollars, based on the 5 day trailing average closing price of the stock.  If not already converted, the preferred stock converts automatically five years after issue into shares of common stock valued at the time of conversion at 2 million dollars, based on the 5 day trailing average closing price of the stock

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01  Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

Unaudited financial statements for Casita de Los Ninos, LLC for the years ended December 31, 2011 and 201.9 are attached as Exhibit 99.1.  Audited financial statements for  Casita de Los Ninos, LLC for the fiscal years ended August 31, 2012 and 2011, to confirm to the fiscal years of Registrant, will be completed and filed as an exhibit by an amendment to this Current Report filed within 71 days, as provided in the Instructions to Item 9 (a)((4).

Unaudited financial statements for Casita de Los Ninos, LLC for the twelve month period ended August 31, 2012 are attached as Exhibit 99.2

 (b)

Pro forma financial information.

Pro forma consolidated financial information for Registrant, its existing subsidiaries and Casita de Los Ninos, LLC for the fiscal year ended December 31, 2012 are attached as Exhibit 99.3

(c)

Shell company transactions.

Not applicable

(d)

Exhibits.

Number	Description
4	Statement of Rights and Preferences for Preferred Stock, dated November 29, 2012
10	Acquisition Agreement dated November 29, 2012 between Élan Health Services, Inc. and Novation Holdings, Inc. for the acquisition of Casita de los Ninos
99.1	Unaudited financial statements for United Front Films, LLC for the years ended December 31, 2010 and 2009
99.2	Unaudited financial statements for United Front Films, LLC for the six month period ended June 30, 2011
99.3	Unaudited financial statements for THE UPRISING Film and Television, LLC for the period from inception (April 2011) to June 30, 2011
99.4	Pro forma consolidated financial information for Registrant, United Front Films, LLC and THE UPRISING Film and Television, LLC for the year ended December 31, 2010
99.5	Pro forma consolidated financial information for Registrant, United Front Films, LLC and THE UPRISING Film and Television, LLC for the six month period ended June 30, 2011

In reviewing the agreements included (or incorporated by reference) as exhibits to this Current Report on Form 8-K, please note that the agreements are included only to provide information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

-

should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

-

 have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

-

 may apply standards of materiality in a way that is different from what may be viewed as material to sellers; and

-

 were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found in our public filings, which are available without charge through the SEC's website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allezoe Medical Holdings, Inc.

Date: December 10, 2012	By: /s/ Michael Gelmon
Name: Michael Gelmon Title: Chairman of the Board and CEO

2